UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material pursuant to §240.14a-12

Coastal Financial Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

*** Exercise Your Right to Vote ***

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The 2023 Annual Meeting of Shareholders of Coastal Financial Corporation (the “Company”) to be held virtually on Tuesday, May 23, 2023 at 6:00 p.m. Pacific Time

To attend the virtual 2023 Annual Meeting of Shareholders, you must register in advance at https://register.proxypush.com/CCB prior to the registration deadline of May 22, 2023 at 5:00 p.m. Pacific Time

PROXY STATEMENT, ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022, LETTER TO SHAREHOLDERS AND PROXY CARD ARE AVAILABLE AT:
http://www.annualgeneralmeetings.com/ccb2023

Dear Shareholder:
The 2023 Annual Meeting of Shareholders of the Company has been called to consider and act upon the following matters:

The Board of Directors recommends you vote FOR the following:
(1)To elect three Directors to serve for a term of three years until the 2026 Annual Meeting of Shareholders;
Rilla R. Delorier
Michael R. Patterson
Gregory S. Tisdel
(2)To ratify the selection of Moss Adams LLP as the independent registered public accounting firm for fiscal year 2023; and
(3)To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

This is not a ballot. You cannot use this notice to vote your shares.
Shareholders of record may vote their proxy in the following ways (beneficial owners should follow voting instructions provided by their broker, bank or other nominee – see reverse for more information):
•
Login to     http://www.annualgeneralmeetings.com/ccb2023
Enter your control number (12-digit number in bottom right corner of this notice) Vote by 11:59 p.m. Pacific Time on May 22, 2023.

•
You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Mark, sign and date your proxy card and return it promptly to:
Pacific Stock Transfer Company 6725 Via Austi Parkway
Suite 300
Las Vegas, NV 89119
Proxy card must be received by May 23, 2023
•
The Company will be hosting the 2023 Annual Meeting of Shareholders in a virtual only format via live webcast. To attend and vote at the virtual annual meeting, you must register in advance following the instructions above. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the 2023 Annual Meeting of Shareholders and will permit you to submit questions.

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Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to be Held Virtually on May 23, 2023

1.This Notice presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.The Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2022, Letter to Shareholders and proxy card are available at http://www.annualgeneralmeetings.com/ccb2023.

3.If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 9, 2023 to facilitate timely delivery.

Contact the Company’s transfer agent, PST, to request a paper copy of these items:

•Call our toll-free number – 800-785-7782; or
•Visit our website at http://www.annualgeneralmeetings.com/ccb2023; or
•Send us an e-mail at cs@pacificstocktransfer.com.
Please clearly identify the items you are requesting, our Company name (Coastal Financial Corporation), and your name along with the Shareholder Control Number located in the lower right hand corner of this notice and the name and address to which the materials should be mailed. Please make the request as instructed above on or before May 9, 2023 to facilitate timely delivery.

4.Voting instructions for shareholders of record as of the close of business on March 21, 2023 are on the reverse side of this document. If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.

By Order of the Board of Directors

Joel G. Edwards Corporate Secretary

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